UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2009

Palmetto Bancshares, Inc. (Exact name of registrant as specified in its charter)

South Carolina	0-26016	74-2235055
State or other jurisdiction of incorporation	Commission File Number	IRS Employer I.D. number

301 Hillcrest Drive, Laurens, South Carolina		29360
Address of principal executive offices		Zip Code

(864) 984-4551 Registrant's telephone number N/A (Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS;
ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;
COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) On January 20, 2009, Paul W. Stringer, the President, Chief Operating Officer, and Chief Accounting Officer of Palmetto Bancshares, Inc. (the “Company) and the Chairman and Chief Executive Officer of The Palmetto Bank, announced to the Board of Directors that he will retire from those positions effective December 31, 2009. Following his retirement, Mr. Stringer will continue to serve on the Board of Directors. The Board of Directors, under the direction of its Chairman who has made available his recommendations and evaluations of potential successors, is currently working with the Compensation Committee to complete its search for a successor(s).  Until December 31, 2009, Mr. Stringer will continue to receive salary and benefits at the same level and type as he currently receives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:

 /s/ Paul W. Stringer

 Paul W. Stringer

 President and Chief Operating Officer

 Chief Accounting Officer

Date:   January 28, 2009